CONTACTS

From: Anthony J. DeFazio	For: Nicholas Radesca, CFO & Treasurer
Diccicco Battista Communications	Business Development Corporation of America
tdefazio@dbcworks.com	bblock@arlcap.com
Ph: (484-342-3600)	Ph: (212-415-6500)

FOR IMMEDIATE RELEASE

Business Development Corporation of America

Announces Appointment of Nicholas Radesca as CFO and Treasurer

BDCA Also Makes an Additional Increase to its Public Offering Price and Annualized Distribution

New York, New York, February 26, 2013 ˗ Business Development Corporation of America (“BDCA” or the “Company”) announced today that its board of directors has appointed Nicholas Radesca as its Chief Financial Officer and Treasurer to succeed Brian S. Block. Mr. Block will remain the Chief Financial Officer and Executive Vice President for a number of public real estate investment trusts sponsored by AR Capital, LLC, the Company’s sponsor. Mr. Radesca has nearly 20 years of experience in finance and accounting, including substantial experience in managing debt. In his 20 years before joining American Realty Capital in December 2012, Mr. Radesca served as chief financial officer and secretary of another business development company, Solar Capital, from 2008 to 2012, and coordinated financial, tax and SEC reporting in various roles for iStar Financial, Fannie Mae, Del Monte Foods and Providian Financial.

Peter M. Budko, President and Chief Operating Officer of BDCA said, “Nick brings a wealth of experience to our team which will be key in helping us to manage our debt portfolio as a growing specialty finance company. We are pleased to bring on a CFO with ample public BDC knowledge.”

The Company also announced that its board of directors authorized an increase to the public offering price of its common shares from $10.80 to $10.90 per share. The change will become effective with BDCA’s next bi-monthly closing, scheduled on or about March 1, 2013, and is consistent with the Company’s pricing policy, which ensures that its net offering price will not exceed its net asset value (“NAV”) per share.

As previously announced, BDCA intends to sustain a 7.75% annualized distribution rate, subject to further approval by its board of directors, with each subsequent public offering price increase. Therefore, the Company’s board of directors also authorized an increase to the Company’s annual distribution, to be effective with its next bi-monthly closing, scheduled on or about March 1, 2013. BDCA’s board of directors will review BDCA’s annual distribution with each future public offering price increase to determine whether the Company should continue to sustain a 7.75% annualized distribution rate.

The Company’s Chief Investment Officer, Robert K. Grunewald, noted, “During the first quarter of 2013, we have continued to see a steady increase to our net asset value reflecting the quality of our portfolio and the attractiveness of middle market loan investments, justifying another price increase.”

Important Notice

A registration statement relating to the common stock of BDCA was filed with and has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”). These securities have not been approved or disapproved by the SEC or any state securities commission, nor have they passed upon the accuracy or adequacy of the prospectus. The offering of BDCA’s common stock is being made solely by means of a written prospectus forming part of the effective registration statement. The prospectus, which is available at http://www.sec.gov or may be obtained by calling 1-888-518-8073, contains additional information about BDCA. The prospectus should be read carefully by an investor before investing. Investors are advised to consider the investment objectives, risks, charges and expenses of BDCA carefully before investing. This press release is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.

The statements in this press release that are not historical facts may be forward-looking statements, including statements with regard to the future performance of BDCA. These forward looking statements involve risks and uncertainties that could cause the outcome to be materially different.

To arrange interviews with BDCA Adviser, LLC executives, please contact Tony DeFazio at 484-342-3600 or tdefazio@dbcworks.com.